EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 17, 2010

Current month			Performance* (Subject to verification)				Risk Metrics* (Jan 2006 – Dec 2010)
Class	Week ROR	MTD Dec 2010	1 yr Annualized ROR	3 yr Annualized ROR	5 yr Annualized ROR	10 yr Annualized ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	2.0%	1.9%	3.5%	6.4%	6.1%	6.4%	12.7%	-16.5%	0.2%	0.9%
B**	0.5%	2.0%	1.3%	2.8%	5.6%	N/A	5.6%	12.6%	-17.1%	0.1%	0.7%
Legacy 1***	0.6%	2.1%	3.5%	N/A	N/A	N/A	0.0%	10.8%	-10.9%	-0.4%	0.0%
Legacy 2***	0.6%	2.1%	3.2%	N/A	N/A	N/A	-0.3%	10.8%	-11.1%	-0.4%	-0.0%
Global 1***	0.4%	1.8%	1.1%	N/A	N/A	N/A	-1.9%	10.4%	-13.3%	-0.6%	-0.2%
Global 2***	0.4%	1.7%	0.8%	N/A	N/A	N/A	-2.3%	10.4%	-13.5%	-0.6%	-0.3%
Global 3***	0.4%	1.6%	-1.0%	N/A	N/A	N/A	-4.1%	10.4%	-14.6%	-0.8%	-0.5%

S&P 500 Total Return Index****	0.3%	5.5%	13.8%	-3.2%	2.1%	1.3%	2.1%	17.7%	-51.0%	-0.1%	0.2%
Barclays Capital U.S. Long Gov Index****	0.2%	-4.6%	8.4%	5.3%	5.5%	6.5%	5.5%	11.3%	-12.3%	0.1%	0.8%

*	Performance metrics are calculated using December 2010 month-to-date performance estimates
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	23%	Long	Corn	4.5%	Long	16%	Long	Corn	3.3%	Long
			Sugar	4.0%	Long			Sugar	2.6%	Long
Currencies	22%	Short $	Australian Dollars	3.4%	Long	24%	Short $	Australian Dollars	4.3%	Long
			S-FRANC	1.6%	Long			S-FRANC	2.9%	Long
Energy	19%	Long	Crude Oil	3.9%	Long	23%	Long	Crude Oil	6.4%	Long
			Heating Oil	3.2%	Long			Natural Gas	5.3%	Short
Equities	15%	Long	Dax Index	2.5%	Long	18%	Long	Dax Index	2.6%	Long
			S&P 500	2.2%	Long			S&P 500	1.7%	Long
Fixed Income	8%	Long	Bunds	1.0%	Short	8%	Long	U.S. Treasury Bond	1.3%	Short
			U.S. 10-Year Treasury Notes	1.0%	Short			Bobl	1.1%	Short
Metals	13%	Long	Gold	3.4%	Long	11%	Long	Copper	2.3%	Long
			Copper	3.1%	Long			NICKLE LME	2.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Corn and wheat prices rose last week following a government report showing increased export demand for U.S. grains.  Soybean prices also rose, as adverse weather conditions in Argentina resulted in supply concerns. Cocoa prices increased due to speculation about violence in the Ivory Coast and its potential affect on supply chains.

Currencies
The euro weakened following reports that Spain’s credit rating is under review for a potential downgrade.   The U.S. dollar strengthened after the release of several favorable economic reports, including positive manufacturing data for December.  In New Zealand, waning investor confidence led to a sharp decline in the New Zealand dollar.

Energy
Natural gas prices fell last week following forecasts of warmer-than-expected weather in major gas-heating areas around the United States.  Adding to the decline in natural gas was data showing increased natural gas production.

Equities
Japanese equity markets rallied due to a combination of improved investor sentiment in the region and weakness in the Japanese yen. A weaker currency makes Japanese exports more attractive to international investors.  In Hong Kong, the Hang Seng finished the week nearly 2% lower as ongoing fears continued regarding future Chinese monetary policy.

Fixed Income
U.S. Treasury Bonds declined following positive data from the Philadelphia Federal Reserve that showed improved prospects for economic growth.  European debt markets generally fell due to investor uncertainty regarding future economic policy shifts in the E.U. This was a result of the financial instability of some of its smaller member nations.

Metals
Industrial metals rallied last week as a result of China’s recent decision to keep interest rates unchanged.  In the precious metals markets, gold prices fell in the wake of U.S. dollar strength.  Silver markets experienced gains because of heavy buying by large commodity funds attempting to take advantage of recent trends.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.